SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to /section/240.14a-11(c) or
     /section/240.14a-12

                        HEALTHPLAN SERVICES CORPORATION
               ------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                        HEALTHPLAN SERVICES CORPORATION
                  -------------------------------------------
                  (Name of Person(s) Filing Proxy Statement )

Payment of Filing Fee (Check the appropriate box):

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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

[LETTERHEAD]


                                                               September 8, 2000

My Fellow Shareholders:

        It is my pleasure and privilege to address you for the first time as President. With a flurry of recent activity, we have much to discuss.

        As today's marketplace for insurance, health care, and technology rapidly changes, so will your Company. Just a few short months ago, we announced the sale of our unemployment compensation and workers' compensation businesses. More recently, we entered into an agreement to divest our self-funded and stop loss units. Based on these transactions alone, we expect to reduce bank debt by between $30 and $35 million. More work lies ahead, and our agenda is aggressive. This reorganization is vital to our success. We believe it also creates unique opportunities for your Company.

        To be clear, the business you know today as National Preferred Provider Network, or NPPN, is our crown jewel! NPPN's operating profits have more than doubled during the past year, and its internal growth rate has averaged more than 50% in the last two years. Our goal is to maintain that growth rate through 2002, exclusive of other available growth opportunities.

        More importantly, we have created robust technology and a claims repricing engine that distinguish NPPN from the competition. Today, NPPN offers PPO, network management, network data management, and other e-commerce services to customers, and we process more than 25% of NPPN's transactions over the Internet. Our mission is to exploit our technology to create bottom-line solutions for healthcare payers and providers, and thereby become the industry leader in enabling our customers to better manage their medical care costs.

        We believe this leadership position -- together with our dedicated and loyal employees, continued growth prospects, and further reductions in our bank debt -- will cultivate renewed prosperity for the "new HPS" and our shareholders.

        Finally, and on behalf of the entire Company, I would like to extend my warmest appreciation to Jack Murray, Bill Bennett, and Bob Parker, all of whom recently retired after committing many years of dedicated service to HPS. They will continue to serve on the Company's Board of Directors.

        Thank you for being patient, and stay tuned for further events.

Sincerely,


/s/ PHILLIP S. DINGLE
---------------------
Phillip S. Dingle
President

                         HEALTHPLAN SERVICES CORPORATION

                               3501 Frontage Road
                              Tampa, Florida 33607

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                OCTOBER 10, 2000

--------------------------------------------------------------------------------

To the Stockholders of

                         HEALTHPLAN SERVICES CORPORATION

         We are pleased to invite you to the Annual Meeting of Stockholders of HealthPlan Services Corporation, a Delaware corporation (the "Company"), which will be held at the Marriott Westshore, 1001 North Westshore Boulevard, Tampa, Florida 33607 on Tuesday, October 10, 2000, at 11:00 a.m. local time, for the following purposes:

                  (i) to elect eleven (11) directors, each to serve until the next annual election of directors and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal;

                  (ii) to increase the number of shares of Common Stock available for issuance under the 1995 HealthPlan Services Corporation Directors Stock Option Plan; and

                  (iii) to consider and act upon such other matters as may properly be brought before the meeting or any adjournment(s) thereof.

         The close of business on August 16, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. Only stockholders of record at such time will be so entitled to vote.

         Your attention is called to the accompanying Proxy Card and Proxy Statement.

         The Directors and Officers of the Company invite you to attend the meeting.

                                           By Order of the Board of Directors,


                                           /s/ PHILLIP S. DINGLE
Tampa, Florida                             PHILLIP S. DINGLE
September 8, 2000                          President and Chief Operating Officer

--------------------------------------------------------------------------------

Stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the meeting but wish your shares to be voted upon the matters to come before it, please fill in, date, and sign the accompanying Proxy Card, and return it promptly in the envelope enclosed for your convenience. No postage is necessary if mailed in the United States.

                         HEALTHPLAN SERVICES CORPORATION
                               3501 FRONTAGE ROAD
                              TAMPA, FLORIDA 33607
                                 (813) 289-1000


           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 10, 2000

                                 PROXY STATEMENT

                                  SOLICITATION

         This Proxy Statement is provided in connection with the solicitation by the Board of Directors of HealthPlan Services Corporation (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the Marriott Westshore, 1001 North Westshore Boulevard, Tampa, Florida 33607, on Tuesday, October 10, 2000 at 11:00 a.m. local time, and at any and all adjournments of the Annual Meeting. A proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company at or before the Annual Meeting, by duly executing a subsequent proxy relating to the same number of shares, or by attending the Annual Meeting and voting in person. Directors, officers, and regular employees of the Company may, without additional compensation, solicit proxies in person or by telephone, personal interview, mail, or telegraph. The Company also has made arrangements with brokerage houses, as well as other custodians, nominees, and fiduciaries that are record holders of the Company's Common Stock, to forward proxy soliciting material to the beneficial owners of shares of the Company's Common Stock. The Company will reimburse such record holders for their reasonable expenses incurred in such activities. The cost of solicitation of proxies will be borne by the Company.

         We expect that this Proxy Statement and accompanying notice and proxy card will be mailed to the stockholders of the Company on or about September 8, 2000.

                                VOTING SECURITIES

         The Company has only one class of voting securities outstanding, its Common Stock, $.01 par value per share, of which 13,683,456 shares were outstanding as of August 16, 2000. Each share entitles its holder to one vote. Only stockholders of record at the close of business on the record date, August 16, 2000, will be entitled to vote at the Annual Meeting or at any adjournments of the Annual Meeting. The presence in person or by proxy of a majority of the shares of Common Stock issued and outstanding and entitled to vote will constitute a quorum for the transaction of business. Pursuant to Delaware law, abstentions will be treated as present and entitled to vote and therefore will be counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of the shares present and entitled to vote. Pursuant to Delaware law, broker "non-votes" and withheld votes are considered present but not entitled to vote and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         To the best knowledge of the Company, based on information filed with the Securities and Exchange Commission and information provided directly to the Company by the persons and entities named below, the following table sets forth the beneficial ownership of the Company's Common Stock as of August 16, 2000, by: (i) each beneficial owner of more than five percent of the Company's Common Stock; (ii) each current director and nominee for director of the Company; (iii) each officer of the Company who is a Named Officer in the Summary Compensation Table set forth below; and (iv) the directors and executive officers of the Company as a group. Except as otherwise indicated, each stockholder named below has sole investment and voting power with respect to shares beneficially owned by such stockholder.

                                                                               SHARES BENEFICIALLY
NAME AND ADDRESS                                                                   OWNED AS OF             PERCENT
OF BENEFICIAL OWNER                        POSITION WITH COMPANY                 AUGUST 16, 2000          OF CLASS
-------------------                        ---------------------                 ---------------          --------
James K. Murray, Jr.                       Chairman of the Board and                766,041 (1)             5.6%
Suite 760                                  Director
777 South Harbour Island Blvd.
Tampa, Florida 33602

William L. Bennett                         Vice Chairman of the Board               244,865 (2)             1.8%
149 Common Street                          and Director
Dedham, Massachusetts 02026

Joseph A. Califano, Jr.                    Director                                  28,332 (3)               *
633 Third Avenue
19th Floor
New York, New York 10017-6706

Joseph S. DiMartino                        Director                                  75,469 (3)               *
22 E. 67th Street
New York, New York 10021

Vincent D. Farrell, Jr.                    Director                                 11,299 (4)                *
45 Rockefeller Plaza
New York, New York 10111

John R. Gunn                               Director                                  28,332 (3)               *
1275 York Avenue
New York, New York 10021

Nancy M. Kane, D.B.A.                      Director                                  27,882 (5)               *
677 Huntington Avenue
Boston, Massachusetts 02115

James G. Niven                             Director                                  32,862 (3)               *
1334 York Avenue
New York, New York 10021

Robert R. Parker                           Director                                 271,697 (6)             2.0%
218 S. Main
Quanah, Texas 79252

Arthur F. Weinbach                         Director                                   9,882 (7)               *
One ADP Boulevard
Roseland, New Jersey 07068

                                                                               SHARES BENEFICIALLY
NAME AND ADDRESS                                                                   OWNED AS OF             PERCENT
OF BENEFICIAL OWNER                        POSITION WITH COMPANY                 AUGUST 16, 2000          OF CLASS
-------------------                        ---------------------                 ---------------          --------
John D. Race                               Director Nominee                       3,653,300 (8)             26.7%
201 S. Orange Avenue, Suite 850
Orlando, Florida 32801

Jeffery W. Bak                             Executive Vice President                  38,960 (9)               *
3501 Frontage Road
Tampa, Florida 33607

Phillip S. Dingle                          President and Chief Operating             62,964 (10)              *
3501 Frontage Road                         Officer
Tampa, Florida 33607

Automatic Data Processing, Inc.                          --                       1,320,000                 9.6%
One ADP Boulevard
Roseland, New Jersey 07068

DePrince, Race & Zollo, Inc.                             --                       3,511,900 (11)           25.7%
201 S. Orange Avenue, Suite 850
Orlando, Florida 32801

Dimensional Fund Advisors Inc.                           --                      1,116,305 (12)             8.2%
1299 Ocean Avenue
11th Floor
Santa Monica, California 90401

All Directors and Executive Officers as                  --                      1,715,085 (13)             12.3%
a group (includes 14 persons)

------------------------------------------

*        Less than one percent.

(1) Does not include 160,000 shares held by a private entity in which Mr. Murray owns securities; Mr. Murray is not a controlling shareholder of such entity and he does not have or share investment control over the entity's portfolio. Includes 13,156 shares held by a private company with respect to which Mr. Murray shares investment and voting power; Mr. Murray disclaims beneficial ownership in such shares except to the extent of his interest in such private company. Also includes: 150,000 shares held by Mr. Murray's wife, as to which shares Mr. Murray disclaims beneficial ownership; 593,803 shares held by a family limited partnership with respect to which Mr. Murray shares investment and voting power; and 2,400 shares issuable upon exercise of options that are exercisable within 60 days of August 16, 2000.

(2) Includes 2,400 shares issuable upon exercise of options that are exercisable within 60 days of August 16, 2000. Also includes 3,609 shares held by Mr. Bennett's children, as to which shares Mr. Bennett disclaims beneficial ownership.

(3) Includes 16,800 shares issuable upon exercise of options that are exercisable within 60 days of August 16, 2000.

(4) Includes 9,600 shares issuable upon exercise of options that are exercisable within 60 days of August 16, 2000.

(5) Includes 16,800 shares issuable upon exercise of options that are exercisable within 60 days of August 16, 2000. Also includes 450 shares held by Dr. Kane as custodian for her minor child.

(6) Includes 2,400 shares issuable upon exercise of options that are exercisable within 60 days of August 16, 2000.

(7) Includes 9,600 shares issuable upon exercise of options that are exercisable within 60 days of August 16, 2000. Does not include the proportionate share ownership of the Company represented by 461,911 shares of Automatic Data Processing, Inc. ("ADP") common stock that are beneficially owned by Mr. Weinbach or 504,000 shares of ADP common stock issuable to Mr. Weinbach upon exercise of options that are exercisable within 60 days of August 16, 2000. Also does not include 1,320,000 shares held by ADP. Mr. Weinbach is the Chairman and Chief Executive Officer of ADP, and therefore may be deemed to share investment and voting power with respect to the shares owned by ADP.

(8) Includes 3,511,900 shares beneficially owned by DePrince, Race & Zollo, Inc. ("DePrince Race"), with respect to which shares Mr. Race disclaims beneficial ownership. Mr. Race is a Partner and Portfolio Manager of DePrince Race. Also includes 109,900 shares held in joint tenancy with Mr. Race's wife; 8,000 shares held in a trust for the benefit of a family member, with respect to which Mr. Race has investment and voting power; and 10,000 shares held by a family member, as to which shares Mr. Race disclaims beneficial ownership.

(9) Includes 36,200 shares issuable upon exercise of options that are exercisable within 60 days of August 16, 2000.

(10) Includes 49,000 shares issuable upon exercise of options that are exercisable within 60 days of August 16, 2000.

(11) The information set forth in the table and this footnote regarding shares beneficially owned by DePrince Race as of August 16, 2000 is based on information provided to the Company by DePrince Race.

(12) The information set forth in the table and this footnote regarding shares beneficially owned by Dimensional Fund Advisors Inc. ("Dimensional") as of August 16, 2000 is based on information provided to the Company by Dimensional.

(13) Includes 269,600 shares issuable upon exercise of options that are exercisable within 60 days of August 16, 2000.


                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

         At the Annual Meeting, 11 directors will be elected to the Board of Directors of the Company, each to serve until the next annual election of directors and until a successor is duly elected and qualified, or until the director's earlier resignation or removal.

         With the exception John D. Race, all the nominees listed below currently serve on the Board. Each nominee for election to the Board at the 2000 Annual Meeting has consented to being named in this Proxy Statement and has notified management that he or she intends to serve, if elected. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of each of the 11 nominees to serve as a director. If any of the nominees is unable to serve as a director, each of the persons designated by proxy reserves full discretion to cast his votes for another person in the nominee's place. Proxies cannot be voted for a greater number of persons than the number of nominees. The information set forth below regarding each nominee for election has been furnished by the nominee.

NAME AND AGE                                OCCUPATION/BACKGROUND
------------                                ---------------------
James K. Murray, Jr. - 65                   Chairman of the Board of the Company since January 1998, and a director since
                                            October 1994.  Mr. Murray was Chief Executive Officer from December 1994 to May
                                            2000, also serving as President from December 1994 to December 1997 and from
                                            January 2000 to May 2000.  Mr. Murray held the position of Corporate Senior
                                            Vice President of The Dun & Bradstreet Corporation ("D&B") from March 1990 until his retirement from D&B in December 1993.  Mr. Murray also served as
                                            Chairman of the Board of the Reuben H. Donnelley Corp., a publisher of telephone yellow pages, from August 1991 to December 1993.  Mr. Murray co-founded the predecessor to the Company in 1970.

William L. Bennett - 50                     Vice Chairman of the Board of the Company since January 1998, Chairman of the
                                            Board of the Company between December 1994 and December 1997, and a director of the Company since August 1994.  Until March 1995, Mr. Bennett served as
                                            Chairman and Chief Executive Officer of Noel Group, Inc. ("Noel"), a publicly traded company that held controlling interests in small-to-medium size operating companies. Previously, Mr. Bennett was Co-Chairman and Chief
                                            Executive Officer of Noel from November 1991 to July 1994.  Mr. Bennett is a director of Allegheny Energy, Inc., an electric utility holding company; and
                                            Sylvan, Inc., a company that produces mushroom spawn and fresh mushrooms.

Joseph A. Califano, Jr. - 69                Director of the Company since January 1995.  Since 1992, Mr. Califano has been
                                            Chairman and President of The National Center on Addiction and Substance Abuse
                                            at Columbia University.  He is a director of Automatic Data Processing, Inc.;
                                            Kmart Corporation; True North Communications Inc.; and Warnaco, Inc.
                                            Mr. Califano is a governor of the New York Presbyterian Hospital and a trustee of The Century Foundation, The Urban Institute, and The American Ditchley
                                            Foundation.  Mr. Califano is Founding Chairman of the Institute for Social and
                                            Economic Policy in the Middle East at the Kennedy School of Government at
                                            Harvard University.  He is an Adjunct Professor of Public Health (Health Policy
                                            and Management) at Columbia University's Medical School (Department of
                                            Psychiatry) and School of Public Health and a member of the Institute of
                                            Medicine of the National Academy of Sciences.  Mr. Califano served as Secretary of the United States Department of Health, Education, and Welfare from 1977 to
                                            1979.  He is a member of the Advisory Council of the American Foundation for
                                            AIDS Research.  He is the author of nine books and numerous articles.

Joseph S. DiMartino - 56                     Director of the Company since March 1995.  Since January 1995, Mr. DiMartino has been Chairman of the Board of approximately 168 funds in the Dreyfus
                                             Family of Mutual Funds.  From 1982 to December 1994, he was President, a
                                             director, and until August 1994 Chief Operating Officer, of The Dreyfus
                                             Corporation, an investment advisor and manager of the Dreyfus Group of Mutual
                                             Funds.  He also was Chairman of the Board of Noel from February 1995 to
                                             November 1997.

NAME AND AGE                                OCCUPATION/BACKGROUND
------------                                ---------------------
Vincent D. Farrell, Jr. - 53                Director of the Company since July 1997.  Since 1982, Mr. Farrell has been
                                            Managing Director and Chief Investment Officer for Spears, Benzak, Salomon &
                                            Farrell, Inc., a money management firm based in New York with $5 billion in assets under management.  Mr. Farrell also is a director of Swiss Army Brands
                                            Company, Inc., a consumer products company best known for its Swiss Army knives and watches.  Mr. Farrell is a frequent guest lecturer throughout the country for a number of large securities firms.

John R. Gunn - 57                           Director of the Company since November 1994.  Since 1982, Mr. Gunn has served in various capacities for the Memorial Sloan-Kettering Cancer Center, a medical center and research institute, and is currently its Executive Vice President and Chief Operating Officer and a member of its Board of Managers.  Mr. Gunn is a director of the following not-for-profit entities: Empire Blue Cross and Blue
                                            Shield, The Greater New York Hospital Association, and the Devereaux Foundation.

Nancy M. Kane, D.B.A. - 50                  Director of the Company since November 1994.  Dr. Kane is an author, lecturer, and recognized expert in managed health care.  Since 1980, she has been a member of the Harvard School of Public Health faculty, where she has served in the Department of Health Policy and Management.  Dr. Kane is a director of the
                                            Urban Medical Group, a not-for-profit medical group practice organization.

James G. Niven - 54                         Director of the Company since November 1994.  Since 1996, Mr. Niven has been a
                                            Senior Vice President at Sotheby's, an international auction house.  Since
                                            1982, he has been a general partner of Pioneer Associates, a venture capital investment company.  He also is a director of Tatham Offshore, Inc., an independent energy company engaged in the development, exploration, and production of offshore oil and gas reserves.  Mr. Niven also is a member of the
                                            Board of Managers of Memorial Sloan-Kettering Cancer Center, a trustee and a director of the Neil A. McConnell Foundation, and a trustee of The Blenheim
                                            Foundation, the Museum of Modern Art, and the National Center for Learning
                                            Disabilities.

Robert R. Parker - 67                       Director of the Company since July 1998.  Mr. Parker served as President and
                                            Chief Operating Officer of the Company from January 1998 to January 2000, and as Executive Vice President and Chief Operating Officer - Large Group Business
                                            of the Company from July 1996 to December 1997. Mr. Parker was Chairman and
                                            Chief Executive Officer of Harrington Services Corporation ("Harrington") from
                                            1986 to December 1997.  Harrington became a wholly owned subsidiary of the
                                            Company in July 1996.

John D. Race - 45                           Mr. Race is Co-Founder, Partner, and Portfolio Manager of DePrince, Race &
                                            Zollo, Inc. ("DePrince Race"), an investment advisory firm with approximately
                                            $1.5 billion in assets under management.  Mr. Race is responsible for the administrative and financial affairs of the firm, including oversight of the portfolio management, research, and trading functions as they relate to the firm's small-cap value discipline.  Prior to forming DePrince Race in April
                                            1995, Mr. Race was a Director, Partner, and President of SunBank Capital
                                            Management, N.A., an investment subsidiary of SunTrust Banks, Inc. with $14 billion in assets under management.

NAME AND AGE                                OCCUPATION/BACKGROUND
------------                                ---------------------
Arthur F. Weinbach - 57                     Director of the Company since February 1997.  Since 1998, Mr. Weinbach has been
                                            Chairman and Chief Executive Officer of Automatic Data Processing, Inc.
                                            ("ADP").  From 1996 to 1998, Mr. Weinbach was President and Chief Executive
                                            Officer of ADP.  Previously, he served as President and Chief Operating Officer of ADP from 1994 to 1996.  Mr. Weinbach is a director of ADP and of
                                            Schering-Plough Corporation, a company engaged in the discovery, development, manufacturing, and marketing of pharmaceutical and health care products.


VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION

         The 11 nominees for director receiving a plurality of the votes of the shares present (in person or by proxy) and entitled to vote at the Annual Meeting shall be elected.

         The Board of Directors recommends that the stockholders vote FOR the 11 nominees described above.

                   ADDITIONAL INFORMATION CONCERNING DIRECTORS

DIRECTOR COMPENSATION

         We reimburse all directors for out-of-pocket expenses, including travel expenses, related to attendance at Board and committee meetings. Directors who are also Company employees receive no additional compensation for their service on the Board and Board committees. Each director who is not an employee is entitled to a quarterly retainer fee of $1,250 and an additional fee of $500 for each Board meeting and committee meeting attended.

         Pursuant to the HealthPlan Services Corporation 1997 Directors Equity Plan, each non-employee director may receive Common Stock rather than a cash retainer fee as compensation for each quarter in which the director serves on the Board. The shares issued for each quarter have a value equal to $2,500, which is calculated based on the fair market value of our Common Stock at the end of the quarter. An eligible director may make an irrevocable election not to participate in the Directors Equity Plan in any year and instead receive quarterly cash retainers. The aggregate number of shares of Common Stock available for awards under the Directors Equity Plan is 100,000, subject to specified adjustments in the event of changes in the outstanding shares of Common Stock.

         Each director who is not an employee of the Company also participates in the 1995 HealthPlan Services Corporation Directors Stock Option Plan. The Board of Directors has approved an increase in the number of options issuable under the Plan, subject to stockholder approval at the Annual Meeting. A description of the terms of the Plan is included at "Proposal 2: Approval of the Amendment to the 1995 HealthPlan Services Corporation Directors Stock Option Plan."

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

         The Board conducts its business through meetings of the Board and its committees. The Board held seven meetings during 1999. In accordance with the By-laws of the Company, the Board currently has Executive, Audit, Strategic Planning, Operations, Compensation, and Regulatory Affairs Committees established as standing committees. There is no Nominating Committee of the Board. Each incumbent director, except for James K. Niven, attended at least 75 percent of the total number of 1999 meetings of the Board and of the committees on which he or she served. Mr. Niven attended 7 of 10 meetings of the Board and of the committees on which he served.

         The Executive Committee, which exercises, to the fullest extent permitted by applicable law, all of the powers and authority of the Board in the management of the business and affairs of the Company during intervals between Board meetings, is composed of James K. Murray, Jr., William L. Bennett, Joseph
S. DiMartino, Vincent D. Farrell, Jr., and Arthur F. Weinbach. The Executive Committee held five meetings during 1999.

         The Audit Committee, which is composed of John R. Gunn, James G. Niven, and Arthur F. Weinbach, operates pursuant to a Charter approved by the Board, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee has authority to recommend to the Board the independent public accountants to serve as auditors, to review with the independent auditors the annual audit plan, the financial statements, the auditors' report, and their evaluation and recommendations concerning the Company's internal controls, and to approve the types of professional services for which the Company may retain the independent auditors. All members of the Audit Committee are independent directors as defined by the New York Stock Exchange rules. The Audit Committee held four meetings during 1999.

         The Strategic Planning Committee, which is composed of William L. Bennett, John R. Gunn, and Nancy M. Kane, D.B.A., has authority to retain, at the expense of the Company, consultants and other advisors and to advise and consult directly with the Board and the officers of the Company on long-term planning matters and to recommend such actions to the Board as the Committee deems appropriate. The Strategic Planning Committee held one meeting during 1999.

         The Compensation Committee, which is composed of Joseph A. Califano, Jr., Vincent D. Farrell, Jr., James G. Niven, and Arthur F. Weinbach, has authority to exercise all of the powers and authority of the Board relating to the compensation of, and the provision of incentives for, the Company's officers, directors, management, employees, and other persons performing services on behalf of the Company, including without limitation matters relating to salaries, bonuses, deferred compensation, pension and profit sharing plans, stock option plans, and all other plans, agreements, or arrangements relating in any way to compensation or to the provision of incentives to persons performing such services. The Compensation Committee held three meetings during 1999.

         The Regulatory Affairs Committee, which is composed of Joseph A. Califano, Jr., Nancy M. Kane, D.B.A., and James G. Niven, has authority to retain, at the expense of the Company, consultants and other advisors and to advise and consult directly with the Board and the officers of the Company on regulatory matters affecting the Company, including but not limited to regulation under the insurance laws and other statutes and regulations of all 50 states, the District of Columbia, and Puerto Rico, and to recommend such action to the Board as the Committee deems appropriate. The Regulatory Affairs Committee did not meet during 1999.

         The Operations Committee, which is composed of John R. Gunn and Joseph
S. DiMartino, has authority to act as a liaison between the Board and management in matters relating to the overall operations of the Company. The Operations Committee held one meeting during 1999.

         See "Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions" below for additional information concerning directors.

                               EXECUTIVE OFFICERS

         The executive officers shown below currently serve in the capacities indicated. Executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

NAME AND AGE                            POSITION, PRINCIPAL OCCUPATION, AND OTHER DIRECTORSHIPS
------------                            -------------------------------------------------------
Phillip S. Dingle - 38                  President and Chief Operating Officer of the Company since June 2000.  Mr.
                                        Dingle served as Executive Vice President and Chief Financial Officer of the
                                        Company from January 1999 to May 2000, and as Senior Vice President and
                                        Chief Counsel of the Company from August 1996 to December 1998.  Prior to
                                        August 1996, Mr. Dingle was a partner with the law firm Hill, Ward &
                                        Henderson in Tampa, Florida, having joined the firm in May 1990, specializing in commercial trial law and general business matters.

Jeffery W. Bak - 35                     Executive Vice President - Small Group Sales and Operations of the Company
                                        since June 1999.  From January 1999 to May 1999, Mr. Bak served as Executive
                                        Vice President - Sales, Marketing, and Business Development of the Company.
                                        From January 1997 to December 1998, Mr. Bak served as Senior Vice President
                                        - Sales of the Company, and from January 1995 to December 1996 he served as
                                        Vice President - Sales of the Company.  From November 1992 to December 1994,
                                        Mr. Bak was a reinsurance broker with Peglar & Associates in Stamford,
                                        Connecticut.

George E. Lucco - 53                    Executive Vice President - Large Group Operations of the Company since
                                        October 1994.  Mr. Lucco joined the Company in 1982 and has served as an
                                        Executive Vice President with various operational and management responsibilities since 1989.

Jeffrey L. Markle - 51                  Executive Vice President - Medical Cost Management of the Company since July
                                        1999.  From June 1998 to June 1999, Mr. Markle was Senior Vice President -
                                        Medical Loss Management of the Company.  From 1996 to 1998, Mr. Markle was
                                        Vice President of the US Group Operations for Swiss Re Life & Health, a
                                        reinsurance company in Toronto.  From 1994 to 1996, he was Vice President
                                        and General Manager of the Canadian Operations of Olsten Kimberly Quality
                                        Care, a home healthcare company.  From 1991 to 1993, he was Chief Operating
                                        Officer of Medisys Health Group, Inc., a preventive health care company in
                                        Canada, and from 1989 to 1991 he was President and Chief Executive Officer
                                        of Laurentian Health Services.

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid or accrued by the Company for the fiscal year ended December 31, 1999 to: (i) the Company's Chief Executive Officer; and (ii) each of the Company's four other most highly compensated executive officers whose salary and bonus exceeded $100,000 during 1999 and who was serving as an executive officer at the end of 1999 (collectively, the "Named Officers"). No disclosure is required as to any other person. The table also sets forth information regarding paid or accrued compensation to each Named Officer for the two preceding fiscal years if such individual was then employed by the Company.

                                                                             LONG-TERM
                                            ANNUAL COMPENSATION            COMPENSATION
                                            -------------------            ------------

                                                                             SECURITIES                 ALL
          NAME AND                                                           UNDERLYING                OTHER
   PRINCIPAL POSITION (1)      YEAR      SALARY($)        BONUS($)       OPTIONS/SARS(#)(2)      COMPENSATION($)(3)
   ----------------------      ----      ---------        --------       ------------------      ------------------
James K. Murray, Jr.           1999    $  378,056      $   99,375              35,000                  $3,333
  Chairman of the              1998       364,000          82,810                --                     1,580
  Board and former Chief       1997       350,000            --                35,000                   2,297
  Executive Officer

Robert R. Parker               1999       238,887          57,408              35,000                   3,333
  former President and         1998       230,100          55,200                --                     1,129
  Chief Operating Officer      1997       202,963            --                35,000                   2,297

William L. Bennett             1999       216,032          38,938              35,000                   3,333
  Vice Chairman                1998       208,000          49,920                --                     1,342
   of the Board                1997       198,387            --                35,000                   2,000

Jeffery W. Bak                 1999       173,618          78,400              25,000                   3,297
  Executive Vice               1998       135,379          53,250                --                     1,650
   President                   1997       114,192          14,660              20,000                   2,221

Phillip S. Dingle              1999       174,385          65,000              25,000                   3,333
  former Executive Vice        1998       149,558          53,250                --                     1,398
  President and Chief          1997       134,731            --                20,000                     831
  Financial Officer

(1) Mr. Murray retired from his position as Chief Executive Officer on May 31, 2000. Mr. Parker retired from his position as President and Chief Operating Officer on January 1, 2000. Mr. Dingle currently serves as President and Chief Operating Officer.

(2) Refers to incentive stock options granted during the stated fiscal year under either the HealthPlan Services Corporation 1995 Incentive Equity Plan or the Amended and Restated HealthPlan Services Corporation 1996 Employee Stock Option Plan. The Incentive Plan and the Employee Option Plan provide for grants of stock options to our employees, as determined by the Compensation Committee of the Board of Directors. The Compensation Committee may grant these options as incentive options, which qualify for certain favorable tax treatment, or as non-qualified options. The Compensation Committee has the authority to set the exercise price for options at the time of grant, except that the exercise price of an incentive option may not be less than the fair market value of the Common Stock on the grant date. Each option grant reflected in the table vests over a four-year period from the date of the grant, with 20% of the options becoming vested on the grant date and 20% becoming vested on each successive anniversary of the grant date, until the options become fully vested on the fourth anniversary of the grant date. In the event of any merger or other transaction in which the Company does not survive, the Compensation Committee at its option may accelerate the vesting of all outstanding Incentive Plan and Employee Option Plan options, subject to applicable law.

(3) Consists of Company contributions to each Named Officer's account under the HealthPlan Services, Inc. Profit Participation 401(k) Plan. Does not include the amount of life insurance premium payments allocable to each Named Officer. The Company provides all employees with life insurance benefits that are generally equal to two years base salary, subject to certain adjustments.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS (1)
                    ------------------------------------------------------

                                                                             POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                           ANNUAL RATES OF STOCK PRICE APPRECIATION
                                                                                FOR OPTION TERM (10 YEARS) (2)
                                                                           ------------------------------------------
                                                                                  5%                      10%
                                                                           ------------------      ------------------
NAME                    NUMBER OF      % OF TOTAL    EXERCISE   EXPIRATION   PER     AGGREGATE    PER     AGGREGATE
                        SECURITIES    OPTIONS/SARS   OR BASE       DATE     SHARE      VALUE     SHARE      VALUE
                        UNDERLYING     GRANTED TO    PRICE                  VALUE                VALUE
                       OPTIONS/SARS   EMPLOYEES IN   ($/SHARE)
                       GRANTED (#)     FISCAL YEAR
                      -----------------------------------------------------------------------------------------------
James K. Murray, Jr.      35,000           .07        $11.00      1/7/09     $6.92     $242,200  $17.52    $613,200
Robert R. Parker          35,000           .07         11.00      1/7/09      6.92      242,200   17.52     613,200
William L. Bennett        35,000           .07         11.00      1/7/09      6.92      242,200   17.52     613,200
Jeffery W. Bak            25,000           .05         11.00      1/7/09      6.92      173,000   17.52     438,000
Phillip S. Dingle         25,000           .05         11.00      1/7/09      6.92      173,000   17.52     438,000

----------------------------------------------

(1) Consists of option grants under the Employee Option Plan. Each option grant vests over a four-year period from the grant date, January 7, 1999, with 20% of the options becoming vested on the grant date and 20% becoming vested on each successive anniversary of the grant date, until the options become fully vested on the fourth anniversary of the grant date.

(2) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates, as set by the Securities and Exchange Commission, and are not intended to forecast future price appreciation of our Common Stock. The gains reflect a future value based upon growth at the prescribed rates. We are not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Options have value to the Named Officers and to all option recipients only if the price of our Common Stock advances beyond the applicable option exercise price during the effective option period.

    AGGREGATED OPTION EXERCISES DURING 1999 AND FISCAL YEAR-END OPTION VALUES

         The following table provides information related to stock options exercised by each Named Officer during 1999 and the number and value of unexercised stock options held by each Named Officer at year-end. The Company does not have any outstanding stock appreciation rights.

                                                                                     NUMBER OF SECURITIES
                                                                                    UNDERLYING UNEXERCISED
                                                                                          OPTIONS AT
                                                                                     FISCAL YEAR-END (#)
                                                                                     -------------------

                              SHARES ACQUIRED            VALUE
NAME                          ON EXERCISE (#)         REALIZED($)             EXERCISABLE           UNEXERCISABLE
----                          ---------------         -----------             -----------           -------------
James K. Murray, Jr.                -0-                   -0-                   158,000                62,000
Robert R. Parker                    -0-                   -0-                    88,000                57,000
William L. Bennett                  -0-                   -0-                   158,000                62,000
Jeffery W. Bak                      -0-                   -0-                    31,200                33,000
Phillip S. Dingle                   -0-                   -0-                    40,000                35,500


-----------------------------------------

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

         Effective June 1, 2000, the Company entered into an Employment and Noncompetition Agreement with Phillip S. Dingle, the Company's President and Chief Operating Officer. The Agreement has a one-year term ending May 31, 2001, and will automatically renew for successive one-year terms unless either party terminates by thirty days notice prior to a renewal date. The Agreement entitles Mr. Dingle to an annual base salary of not less than $275,000 and a bonus for 2000 to be calculated based on the Company's financial performance and achievement of specified corporate objectives. As further provided by the Agreement, in June 2000 the Compensation Committee awarded Mr. Dingle an option to purchase 133,000 shares of Common Stock. The Agreement generally provides that if Mr. Dingle's employment is terminated without cause, as defined in the Agreement, then Mr. Dingle will be entitled to an amount equal to one times his annual base salary, plus the aggregate amount of his base salary which is due during the remaining portion of the current Agreement term. The Agreement contains certain noncompete and nonsolicitation restrictions that will survive termination of Mr. Dingle's employment with the Company.

         The Company was a party to an Employment and Noncompetition Agreement with Robert R. Parker, who is a director of the Company and was President and Chief Operating Officer of the Company until January 2000. The Agreement, which had a three-year term ending June 30, 1999, required Mr. Parker to perform duties assigned to him by the Board of Directors at an annual base salary of not less than $200,000.

STOCK PERFORMANCE GRAPH

         As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a comparison of stock performance of the Company with stock performance of (i) a broad equity index such as the Wilshire 5000 Index, and (ii) either a published industry index or a Company-constructed peer group index.

         The graph below compares the cumulative total stockholder return on the Common Stock of the Company with the cumulative total return on the Wilshire 5000 Index and the Russell 2000-Health Care Index (assuming the investment of $100 in the Company's Common Stock, the Wilshire 5000 Index, and the Russell 2000-Health Care Index on June 30, 1995).

                COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN*
         AMONG HEALTHPLAN SERVICES CORPORATION, THE WILSHIRE 5000 INDEX
                 AND THE RUSSELL 2000 HEALTH CARE SECTOR INDEX

                                [GRAPH OMITTED]



------------------------------------------------------------------------------------------------------------------------
                   6/95  9/95 12/953/96  6/96 9/96 12/963/97 6/97 9/97  12/973/98  6/98  9/98  12/983/99  6/999/99 12/99
------------------------------------------------------------------------------------------------------------------------
HPS Common Stock    100  135  165   151  152  145  140  112  126   141  141   177  119    73    80   50   49   55   26
------------------------------------------------------------------------------------------------------------------------
Wilshire 5000       100  109  114   121  126  130  139  140  163   179  182   206  210   185   225   233  252 235  278
------------------------------------------------------------------------------------------------------------------------
Russell 2000        100  116  128   134  134  127  122  112  127   145  134   146  131   109   139   123  138 131  164
------------------------------------------------------------------------------------------------------------------------

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors, which is composed of four outside Directors, acts on behalf of the Board of Directors in determining the compensation of the Company's executive officers. In addition to making salary and bonus determinations, the Compensation Committee is authorized to grant stock options, stock appreciation rights, and restricted stock to the Company's executive officers under the Company's Incentive Plan and Employee Option Plan.

COMPENSATION OBJECTIVES

         The philosophy underlying the Company's compensation programs is to align executive officer compensation with increases in stockholder value. A key objective is to ensure that a major portion of each executive officer's compensation is linked to significant improvements in the Company's overall performance. Another key objective is to make it possible for the Company to attract, retain, and reward executives who will lead the Company in achieving or exceeding corporate performance goals.

EXECUTIVE COMPENSATION PROGRAMS

         The Company's executive officer compensation programs, which contain no special perquisites, include three principal elements: base salary, cash bonus, and incentive equity awards. The Company's objective is to emphasize bonuses and incentive equity awards rather than base salary. In making compensation determinations, the Company reviews the historical compensation levels of each executive officer, evaluates the executive officer's past performance, and assesses the expected further contributions of the executive officer. The Company also considers generally available information regarding compensation prevailing in the industry, but does not utilize any particular indices.

         The Company's incentive equity compensation includes stock options, stock appreciation rights, and restricted stock awards. These equity incentives are instrumental in promoting the alignment of long-term interests between the Company's executive officers and stockholders; an executive officer realizes gains only if he or she remains with the Company for a specified length of time, and (in the case of stock options and stock appreciation rights) only if the stock price increases over the fair market value at the date of grant. In determining the amount of such incentive equity grants, the Company evaluates the job level of the executive officer, responsibilities to be assumed by the executive officer, responsibilities of the executive officer in prior years, and the aggregate amount of all awards made to executive officers in prior years. The Company's incentive equity program has emphasized stock option grants, rather than awards of restricted stock or stock appreciation rights. The Company generally provides stock options through initial option grants at the date of hire and periodic additional grants. It has been the Company's practice to fix the exercise price of stock options, which generally become exercisable in equal annual installments over a period of four years beginning on the date of grant, at 100% of the fair market value on the grant date.

         The Company also maintains incentive plans under which each executive officer, including the Chief Executive Officer, may be paid a cash bonus at the end of each fiscal year. The bonuses are dependent primarily on the Company's financial performance and achievement of strategic corporate objectives established by the Company at the start of each fiscal year. Financial performance objectives include targets for earnings.

1999 EXECUTIVE COMPENSATION

         In January 1999, the Compensation Committee awarded 471,500 stock options to 41 employees, including each of the Company's current executive officers. During 1999, the Company awarded 12,500 options to 2 new or promoted employees. No shares of restricted stock or stock appreciation rights were granted for 1999.

1999 CHIEF EXECUTIVE OFFICER COMPENSATION

         The Chief Executive Officer's compensation is determined generally in accordance with the factors described above applicable to all executive officers. In January 1999, the Compensation Committee awarded the Chief Executive Officer an option to purchase 35,000 shares of Common Stock. The amount of the option grant reflected the senior position held by the Chief Executive Officer within the Company, the contributions made by the Chief Executive Officer to the Company in 1998, and those anticipated to be made by him in the future. The Compensation Committee awarded the Chief Executive Officer a bonus of $99,375 for 1999. The bonus amount was based on the Chief Executive Officer's achievement of certain predetermined corporate objectives during 1999.

                                                         COMPENSATION COMMITTEE:

                                                         Joseph A. Califano, Jr.
                                                         Vincent D. Farrell, Jr.
                                                         James G. Niven
                                                         Arthur F. Weinbach

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board is composed of four directors:
Joseph A. Califano, Jr., Vincent D. Farrell, Jr., James G. Niven, and Arthur F. Weinbach, none of whom is or was an officer or employee of the Company or its subsidiaries. Mr. Weinbach is Chairman and Chief Executive Officer of ADP. As required by a December 1996 agreement under which ADP purchased approximately 9% of our Common Stock, Mr. Weinbach was elected to our Board of Directors in February 1997. ADP has provided payroll and shareholder distribution services for us since 1995. During 1999, we paid ADP approximately $240,000 for these services.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In December 1996, we entered into an agreement with Noel Group, Inc. and ADP pursuant to which Noel agreed to sell 1,320,000 shares of our Common Stock to ADP at a purchase price of $20 per share. Upon completion of this transaction on February 7, 1997, ADP owned approximately 9% of our Common Stock. As required by the ADP Agreement, Arthur F. Weinbach, Chairman and Chief Executive Officer of ADP, was elected to the Board of Directors of the Company in February 1997. ADP has provided payroll and shareholder distribution services for us since 1995. During 1999, we paid ADP approximately $240,000 for these services.

         During 1999, James F. Carlin, who was a Company director until February 1999, was a limited partner in Consolidated Group Service Company Limited Partnership, and was a shareholder and a director of the Consolidated Partnership's general partner. The Consolidated Partnership owns our former Framingham, Massachusetts facility and leased this property to Consolidated Group beginning in 1987. In November 1998, in connection with the closing of our Framingham operations, we entered into an agreement with the Consolidated Partnership to terminate the lease, which had a term expiring in May 2003. Under the termination agreement, we committed to pay up to approximately $2.2 million to the Consolidated Partnership over a three-year period to cover certain rent differential, tenant improvement, and other costs related to the termination and to leasing the facility to a new tenant. During 1999, we paid the Consolidated Partnership approximately $325,000 under this arrangement.

                                   PROPOSAL 2:
                         APPROVAL OF AN AMENDMENT TO THE
        1995 HEALTHPLAN SERVICES CORPORATION DIRECTORS STOCK OPTION PLAN

         The Board of Directors has adopted, subject to shareholder approval, an amendment to the 1995 HealthPlan Services Corporation Directors Stock Option Plan (the "Plan") to increase by 120,000 shares the number of shares available for issuance thereunder. If approved by the stockholders, the amendment will become effective immediately. A copy of the amendment is attached as Appendix B.

         The Purpose of the Plan is to provide an incentive to non-employee directors and to enhance their identity with the Company and its financial success. Pursuant to the Plan, each participating director automatically receives an option to purchase 12,000 shares of Common Stock, effective as of the later of (i) May 18, 1995 (the business day immediately preceding the day that our securities were first offered to the public in an underwritten initial public offering), or (ii) the date that the director becomes eligible to participate. Each participating director is also granted an additional option to purchase 12,000 shares of Common Stock if he or she is reelected to the Board at the annual meeting of stockholders that follows the director's fourth complete year of service on the Board. All options vest over a four-year period from the date of grant, with 20% of the options becoming exercisable on the grant date and 20% becoming exercisable on each of the next four anniversaries of the grant date. In the event of any merger, consolidation, or sale of substantially all of our assets, we may accelerate vesting of the outstanding Plan options, subject to applicable law. The exercise price of each option is the fair market value of our Common Stock as of the grant date.

         Of the 240,000 options originally authorized for issuance under the Plan, all but 36,000 are outstanding or have been exercised. The Board of Directors believes that, in order to continue to attract and retain directors of outstanding ability and to strengthen the alignment of the personal financial interests of participating directors with those of stockholders, the Company should make additional shares available under the Plan.

         Since only directors who are not employees of the Company are eligible for participation in the Plan, none of the Named Officers or other executive officers of the Company have a direct or indirect interest in the Plan. All current non-employee directors have received stock awards under the Plan.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION

         An affirmative vote by a majority of the outstanding shares of Common Stock present at the meeting of stockholders, whether in person or by proxy, is needed for the adoption of this proposal.

         The Board of Directors believes that the amendment to the Plan is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Federal securities law requires that the executive officers and directors of the Company, as well as any beneficial owners of more than ten percent of the outstanding Common Stock of the Company, must file reports with the Securities and Exchange Commission and the Company reflecting how many shares of the Company's equity securities they own and if they conducted any transactions in that stock. Specifically, Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that such reports be filed within a certain time after (i) such person becomes subject to Section 16's reporting requirements, and (ii) any changes in such person's beneficial ownership in the Company's stock. On January 1, 1999, Jeffery W. Bak became a "Reporting Person" for purposes of Section 16(a). A Form 3 was filed with respect to this status on March 8, 1999, after the Form 3 filing deadline. On July 1, 1999, Jeffrey L. Markle became a "Reporting Person for purposes of Section 16(a). A Form 3 was filed with respect to this status on October 21, 1999, after the Form 3 filing deadline. Based upon review of reports submitted to us and written representations of persons that we know to be subject to these reporting requirements, we believe that all other reports due for 1999 were filed on a timely basis.

                             AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 1999 with management and with the Company's independent auditors, PricewaterhouseCoopers LLP. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards).

         The Audit Committee has received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors the auditors' independence from the Company. Based on review and discussions of the audited financial statements for fiscal year 1999 with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 1999 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission.

                                                  AUDIT COMMITTEE:

                                                  John R. Gunn
                                                  James G. Niven
                                                  Arthur F. Weinbach


                             FORM 10-K ANNUAL REPORT

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, HEALTHPLAN SERVICES CORPORATION, 3501 FRONTAGE ROAD, TAMPA, FLORIDA 33607.

                                STOCKHOLDER LIST

         Subject to Delaware law, a list of Company stockholders entitled to vote at the Annual Meeting will be open to examination beginning on September 29, 2000 at the offices of the Company at 3501 Frontage Road, Tampa, Florida 33607.

                              INDEPENDENT AUDITORS

         PricewaterhouseCoopers LLP, independent certified public accountants, was engaged to audit the financial statements of the Company and its subsidiaries for the 1999 fiscal year and has been approved by the Board of Directors of the Company to act in such capacity for the 2000 fiscal year. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The PricewaterhouseCoopers LLP representative also will be afforded an opportunity to make a statement at the Meeting if such representative desires to do so. The Board of Directors' selection of PricewaterhouseCoopers LLP as auditors will not be placed before the stockholders for ratification.

            OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING

         The Company's management knows of no business which may come before the Annual Meeting except that indicated above. However, if any other business is brought before the Annual Meeting, including the election of any person to the Board of Directors where a nominee named in this Proxy Statement is unable to serve for good cause or will not serve, any matter with respect to which the Company has not received notice as of July 18, 2000, and matters incident to the conduct of the meeting, the persons acting under the enclosed form of proxy will be authorized to vote thereunder in accordance with their best judgment.

                         PROPOSALS FOR THE 2001 MEETING

         The deadline for including a stockholder proposal in the Company's proxy statement and the form of proxy for the 2001 Annual Meeting, anticipated to be held in May 2001, is December 6, 2000. Any proposals intended to be presented at the 2001 Annual Meeting must be received by the Company at its principal executive offices on or before that date. If any stockholder wishes to submit a proposal, such stockholder must, at the time the proposal is submitted, be the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted on the proposal at the meeting, and must have held such securities for at least one year. Such stockholder must continue to own such shares through the 2001 Annual Meeting date.

         For any stockholder proposal that is not submitted for inclusion in the 2001 Proxy Statement, but is instead sought to be presented directly at the 2001 Annual Meeting, management will be able to vote proxies in its discretion if the
Company: (i) does not receive notice of the proposal prior to the close of business on February 19, 2001; or (ii) receives notice of the proposal before the close of business on February 19, 2001 and advises stockholders in the 2001 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

         Stockholder proposals should be sent certified mail, return receipt requested, to the attention of the Corporate Secretary at the Company's principal executive offices at 3501 Frontage Road, Tampa, Florida 33607.


                                           By Order of the Board of Directors,


                                           /s/ PHILLIP S. DINGLE
                                           Phillip S. Dingle
                                           President and Chief Operating Officer

                                                                      APPENDIX A

                         HEALTHPLAN SERVICES CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I.       PURPOSE AND AUTHORITY

         The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management's conduct of the Corporation's financial reporting process, including oversight of: (i) the integrity of the financial statements of the Corporation; (ii) the compliance by the Corporation with legal and regulatory requirements with respect to financial reporting; and (iii) the independence and performance of the Corporation's internal and external auditors. The Audit Committee is authorized: (i) to consult directly with the independent auditors of the Corporation and such other persons as the Committee deems appropriate; (ii) to review the preparations for and scope of the audit of the Corporation's financial statements and review drafts of such statements; (iii) to recommend such action to the Board of Directors as the Committee deems appropriate; and (iv) to perform such other duties relating to the financial statements and other matters of the Corporation as the Board may assign from time to time.

II.      COMPOSITION

         A.       MEMBERSHIP REQUIREMENTS

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence and experience requirements of the New York Stock Exchange.

         B.       ELECTION OF MEMBERS

         The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.                                MEETINGS

         The Audit Committee shall meet with the chief financial officer, the director of the internal auditing department, and the independent accountants separately to discuss any matters that the Audit Committee or any of these parties believes should be discussed privately.

IV.                        RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties, the Audit Committee shall:

         A.       DOCUMENTS/REPORTS REVIEW

                  1. Review and reassess, at least annually, the adequacy of this Charter, and make recommendations to the Board, as conditions dictate, to update this Charter.

                  2. Review and discuss with management and the Corporation's independent accountants the Corporation's annual financial statements, including:
                           (i) the preparations for and scope of the independent audit of the statements; (ii) significant financial reporting issues and judgments made in connection with preparation of the Corporation's financial statements; and (iii) other matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61") or other applicable requirements.

         B.       INDEPENDENT ACCOUNTANTS

                  1. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the Corporation's independent accountants. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountants' review of the financial statements and controls of the Corporation. On an annual basis, the Audit Committee shall review and discuss with the independent accountants any significant relationships the accountants have with the Corporation to determine the accountants' independence.

                  2.       Oversee the independence of the accountants by:

                           o receiving from the independent accountants, on a periodic basis, a statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1") or other applicable requirements;

                           o reviewing, and actively discussing with the Board, if necessary, and the independent accountants, on a periodic basis, any disclosed relationships or services between the independent accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

                           o recommending, if necessary, that the Board take appropriate action to satisfy itself of the accountants' independence.

                  3. Based on the review and discussions referred to in this Charter and other oversight activity as the Audit Committee determines to be appropriate, the Audit Committee shall determine whether to recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

         C.       FINANCIAL REPORTING PROCESS

                  1. In conjunction with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

                  2. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

                                                                      APPENDIX B

                                  AMENDMENT TO
                      1995 HEALTHPLAN SERVICES CORPORATION
                           DIRECTORS STOCK OPTION PLAN


================================================================================

         THIS AMENDMENT TO 1995 HEALTHPLAN SERVICES CORPORATION DIRECTORS STOCK OPTION PLAN (the "Amendment") is made as of _________________, 2000 by HEALTHPLAN SERVICES CORPORATION, a Delaware corporation hereinafter referred to as "Company." This Amendment amends that certain 1995 HealthPlan Services Corporation Directors Stock Option Plan (the "Plan"). All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Plan.

         1) AMENDMENT TO ARTICLE V. Article V of the Plan is hereby deleted in its entirety and replaced with the following:

                             "Shares Subject to Plan

         The total number of shares of the Common Stock which are available for granting options hereunder shall be 360,000 (subject to adjustment as provided in this Article V and in Article VIII). The shares of Common Stock issued upon exercise of an Option shall be made available, in the discretion of the Board, either from authorized but unissued Common Stock or from any outstanding Common Stock which has been reacquired by the Company. In the event that any Option terminates for any reason, without having been exercised in full, the unpurchased shares of Common Stock subject to that Option shall once again become available for the granting of Options."

         2) OTHER PROVISIONS. Except as provided above, all terms, conditions, and provisions of the Plan shall remain in full force and effect.

                           [HEALTHPLAN SERVICES LOGO]

                                   CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                               MARRIOTT WESTSHORE
                           1001 N. WESTSHORE BOULEVARD
                                 TAMPA, FLORIDA

                                OCTOBER 10, 2000
                                   11:00 A.M.



                         HEALTHPLAN SERVICES CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 HEALTHPLAN SERVICES CORPORATION (THE "COMPANY")
          AND ALL MATTERS TO BE VOTED UPON ARE PROPOSED BY THE COMPANY.

     The undersigned hereby constitutes and appoints James K. Murray, Jr. and William L. Bennett, or either of them (each a "Designee"), attorneys, agents, and proxies with power of substitution to vote all of the shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Marriott Westshore, 1001 N. Westshore Boulevard, Tampa, Florida 33607, on Tuesday, October 10, 2000 at 11:00 a.m. local time, and any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL OF THE NOMINEES SET FORTH BELOW FOR ELECTION AS DIRECTORS AND "FOR" THE ADDITIONAL PROPOSAL. IN THEIR DISCRETION THE DESIGNEES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE FOR GOOD CAUSE OR WILL NOT SERVE, ANY MATTER WITH RESPECT TO WHICH THE COMPANY HAS NOT RECEIVED NOTICE, AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

Please mark your votes as indicated in this example.     [X]

PROPOSAL 1:       ELECTION OF DIRECTORS

                  [ ]  FOR all nominees listed below                [ ]  WITHHOLD AUTHORITY to vote for all
                       (except as otherwise marked below)                nominees listed below

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.

James K. Murray, Jr.            Joseph S. DiMartino           Nancy M. Kane, D.B.A          John D. Race
William L. Bennett              Vincent D. Farrell, Jr.       James G. Niven                Arthur F. Weinbach
Joseph A. Califano, Jr.         John R. Gunn                  Robert R. Parker


PROPOSAL 2:       APPROVAL OF AMENDMENT TO THE 1995 HEALTHPLAN SERVICES CORPORATION DIRECTORS STOCK OPTION PLAN

                  [ ]  FOR                        [ ]  AGAINST            [ ]  ABSTAIN


                               (SEE REVERSE SIDE)

The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated September 8, 2000 and ratifies all actions that the proxies or either of them or their substitutes may lawfully take or cause to be taken by virtue hereof and revokes all former proxies.

                                        Dated: ___________________________, 2000

                                        Signature:______________________________
                                                  ______________________________


                                        NOTE: Please sign exactly as your name
                                        appears hereon. Joint owners should each sign. When signing as attorney or for an estate, trust, or corporation, please give full title. Please return the signed card in the enclosed envelope.